UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2015

Five Oaks Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Madison Av., 19th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 257-5073

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

At 5:30 PM on May 11, 2015, Five Oaks Investment Corp.’s (the “Company”) registration statement on S-3 for the Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”) was declared effective by the Securities and Exchange Commission. The Plan has two components: a dividend reinvestment component and a direct stock purchase component. The dividend reinvestment component allows existing stockholders of the Company’s common stock to reinvest the cash dividends paid on the Company’s common stock. The direct stock purchase component allows existing stockholders and new investors to purchase the Company’s common stock through optional cash payments. Attached as Exhibit 99.1 is the press release.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1 - Press Release of Five Oaks Investment Corp., May 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Oaks Investment Corp.

May 12, 2015	By:	/s/ DAVID OSTON
David Oston
Chief Financial Officer, Secretary and Treasurer